UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 23, 2023

BV FINANCIAL, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-270496	14-1920944
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7114 North Point Road, Baltimore, Maryland	21219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 477-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On June 23, 2023, BV Financial, Inc. (the “Company”), the holding company for BayVanguard Bank, issued a press release announcing an increase in the maximum stock purchase limitations applicable to the stock offering being conducted by the Company in connection with the conversion of Bay-Vanguard, M.H.C., Inc. from mutual to stock form. Both the maximum individual purchase limit and the maximum group limit have been increased from 70,000 shares ($700,000) to 480,000 shares ($4,800,000). The Company is resoliciting only those people who subscribed for the maximum number of shares in the subscription offering to give them the opportunity to order additional shares up to the new purchase limitations.

For additional information, please refer to the press release dated June 23, 2023, which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
Exhibit	Description
99.1	Press release dated June 23, 2023
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BV FINANCIAL, INC.

DATE: June 23, 2023	By:	/s/ David M. Flair
David M. Flair
Co-President and Chief Executive Officer